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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported)   November 15, 1999
                                                    -----------------



                          BOSTON LIFE SCIENCES, INC.
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            (Exact name of registrant as specified in its charter)

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
             Delaware                          0-6533                87-0277826
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(State or other jurisdiction of             (Commission   (I.R.S. Employer Identification No.)
  incorporation or organization)              File No.)

137 Newbury Street
8th Floor
Boston, Massachusetts                                           02116
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(Address of principal executive offices)                      Zip Code
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Registrant's telephone number, including area code    (617)  425-0200
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Item 5.  Other Events.
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On November 15, 1999, the Company announced that Jesup & Lamont Securities, a
New York-based brokerage and investment banking firm, had initiated research coverage of the company with a strong buy rating.

Jesup & Lamont is a full service brokerage and investment banking firm providing institutional sales and trading services, equity research, asset management for select clientele, and financial advisory services in connection with mergers and acquisitions, capital market transactions, restructurings and other corporate finance matters. The firm also initiates merchant banking transactions and manages a portfolio of its own principal investments.

On November 22, 1999, the Company announced that Aurora Capital, a New York-based brokerage and investment banking firm, had updated their research coverage of the Company with a buy rating.

Aurora Capital is a full service brokerage and investment banking firm dedicated to serving life sciences companies and providing valuable investment opportunities to its clients. The firm also maintains strong relationships with a number of pharmaceutical and biotechnology companies and institutional investors.

On November 23, 1999, the Company announced that it has recently submitted its proposed Phase II study to the FDA for the use of the Company's radio-imaging agent, Altropane, to diagnose ADHD. The proposed study, to be performed under the Company's current IND, is designed to demonstrate that children with expertly-diagnosed ADHD have significantly elevated Dopamine Transporter (DAT) levels (measured using Altropane-SPECT scans) compared to either clinically normal children or those with other behavioral abnormalities. The Company plans to meet with the FDA to discuss and finalize the details of the protocol in mid-December, and hopes to initiate the Phase II study in January or February 2000.

The Company previously announced the results of a study performed in adults with long-standing ADHD, which demonstrated for the first time that ADHD was associated with an abnormal elevation in DAT levels compared to age-matched normal individuals. The detailed results of this study have been accepted for publication by a leading peer-reviewed medical journal.

Altropane is currently in Phase III testing for the early diagnosis of Parkinson's Disease. The Company hopes to complete this Phase III study and to file for marketing approval for the PD indication in the first quarter of 2000. The Company believes that the combined market potential for both the ADHD and Parkinson's Disease diagnostic indications could be almost $500 million per year in the U.S., making Altropane, if approved, the potential to become the highest revenue-generating radiopharmaceutical ever.


Item 7.  Exhibits.
         ---------

The following Exhibits are filed as part of this report on Form 8-K:

99.1 Press Release, dated November 15, 1999.
99.2 Press Release, dated November 22, 1999.
99.3 Press Release, dated November 23, 1999.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                               BOSTON LIFE SCIENCES, INC.


Dated:  November 29, 1999                      By:   /s/Joseph Hernon
                                                    -------------------------
                                                    Joseph Hernon
                                                    Chief Financial Officer



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                           BOSTON LIFE SCIENCES, INC.

                           CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX


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       Exhibit No.                                                            Pages
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
         99.1                 Press Release, dated November 15, 1999           4
         99.2                 Press Release, dated November 22, 1999           5
         99.3                 Press Release, dated November 23, 1999           6
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